Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-275162 and No. 333-255515) of Ellington Residential Mortgage REIT of our report dated March 12, 2024 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 12, 2024